Exhibit 99.1

Xtant Medical Announces Third Quarter 2020 Financial Results

BELGRADE, MT, October 29, 2020 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today reported financial and operating results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial Highlights:

●	Revenue for the third quarter of 2020 was $14.0 million, up 33% from second quarter 2020 revenue and representing 89% of the $15.7 million revenue for the prior-year period
●	Operating expenses in the third quarter of 2020 were $8.5 million, compared to $11.1 million for the prior-year period
●	Income from operations was $0.8 million, compared to an operating loss of $0.7 million for the prior-year period
●	Net loss incurred in the third quarter of 2020 was $1.4 million, compared to a net loss of $1.9 million for the prior-year period
●	Adjusted EBITDA for the third quarter of 2020 was $1.6 million, compared to $0.6 million for the prior-year period

Xtant Medical’s President and CEO, Sean Browne, commented, “We made significant progress in three strategic areas:

1)	The completion of our debt restructuring is a significant event for Xtant since it will dramatically reduce the cost to service our debt and allow us to focus more of our capital and energy on supporting our future growth initiatives.
2)	The realignment of our teams and implementation of new operational procedures to better support our business contributed to our ability to generate operating income during third quarter. I have also challenged our senior management team to continue to look for opportunities to drive even greater efficiencies.
3)	The execution of an agreement with one of the largest group purchasing organizations (GPOs) in the country gives Xtant access to a strategically important new customer base that could contribute to our top line growth.

Our recent initiatives have Xtant well-positioned to focus on growth and market access enabling us to continue delivering on our mission of ‘honoring the gift of donation, so our patients can live as full a life as possible.’”

Third Quarter 2020 Financial Results

Total revenue for the three months ended September 30, 2020 was $14.0 million, representing a decrease of 10.9% compared to $15.7 million in the same quarter of the prior year. This decline in revenue was primarily attributed to the impact of the COVID-19 pandemic and the sudden drop in elective procedures that began in early March; these elective procedures have recovered to some extent as evident by third quarter 2020 revenue representing 89% of third quarter 2019 revenue.

Gross margin for the third quarter of 2020 was 66.0%, compared to 66.2% for the same period in 2019.

Operating expenses for the third quarter of 2020 were $8.5 million, compared to $11.1 million for the third quarter of 2019. The decrease was primarily due to reduced sales commissions, salaries and wages, legal and consulting fees, and executive recruiting fees.

Third quarter 2020 net loss was $1.4 million, or $0.10 per share, compared to third quarter 2019 net loss of $1.9 million, or $0.14 per share.

Adjusted EBITDA for the third quarter of 2020 was $1.6 million compared to $0.6 million for the same period in 2019. The Company defines Adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense and provision for income taxes, and as further adjusted to add back in or exclude, as applicable, non-cash special charges, provision for losses on inventory and accounts receivable, non-cash compensation, change in warrant derivative liability, separation related expenses, and litigation settlement reserves. A calculation and reconciliation of Adjusted EBITDA to net loss can be found in the attached financial tables.

Proposed Rights Offering

Last week, the Company announced details for its proposed rights offering of up to $15 million of common stock. The Company intends to distribute to holders of its common stock as of the November 5, 2020 record date, at no charge, 0.194539 non-transferable subscription rights for each share of common stock held by such holders on such date. Each whole subscription right will entitle the holder to purchase one share of Xtant common stock for $1.07 in cash. In addition, such holders will have an over-subscription privilege, pursuant to which they may purchase additional shares, to the extent not all rights are exercised. The Company expects materials for the rights offering will be mailed on or about November 6, 2020 to holders of its common stock as of the record date, and that the rights offering will close as soon as practicable after the anticipated December 4, 2020 expiration date.

Conference Call

Xtant Medical will host a webcast and conference call to discuss the third quarter 2020 financial results on Thursday, October 29, 2020 at 9:00 AM ET. To access the webcast, Click Here. To access the conference call, dial 877-407-6184 within the U.S. or 201-389-0877 outside the U.S. A replay of the call will be available at www.xtantmedical.com, under “Investor Info.”

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s expectations that the COVID-19 pandemic will impact revenue for the remainder of 2020 and into 2021 and timing of the proposed rights offering. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the effect of the COVID-19 pandemic on the Company’s business, operating results and financial condition; the Company’s future operating results and financial performance; the ability to increase or maintain revenue; the ability to remain competitive; the ability to innovate and develop new products; the ability to engage and retain qualified personnel; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing; risks associated with the rights offering; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission (SEC) on March 5, 2020 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 anticipated to be filed with the SEC. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

Lazar FINN

Ph: 212-867-1762

Email: dcarey@finnpartners.com

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value)

	As of September 30, 2020	As of December 31, 2019

ASSETS
Current Assets:
Cash and cash equivalents	$2,741	$5,237
Trade accounts receivable, net of allowance for credit losses of $746 and doubtful accounts of $500, respectively	7,317	10,124
Inventories	20,671	16,101
Prepaid and other current assets	1,656	784
Total current assets	32,385	32,246

Property and equipment, net	4,122	4,695
Right-of -use asset, net	1,799	2,100
Goodwill	3,205	3,205
Intangible assets, net	471	515
Other assets	412	394
Total Assets	$42,394	$43,155

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$2,814	$2,188
Accrued liabilities	6,043	6,632
Current portion of lease liability	415	394
Current portion of financing lease obligations	59	176
Total current liabilities	9,331	9,390
Long-term Liabilities:
Lease liability, less current portion	1,417	1,726
Long-term debt, plus premium and less issuance costs	79,627	76,244
Total Liabilities	90,375	87,360

Stockholders’ Equity (Deficit)
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.000001 par value; 75,000,000 shares authorized; 13,240,831 shares issued and outstanding as of September 30, 2020 and 13,161,762 shares issued and outstanding as of December 31, 2019	-	-
Additional paid-in capital	181,649	179,061
Accumulated deficit	(229,630)	(223,266)
Total Stockholders’ Equity (Deficit)	(47,981)	(44,205)

Total Liabilities & Stockholders’ Equity (Deficit)	$42,394	$43,155

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue
Orthopedic product sales	$13,980	$15,691	$39,207	$47,574
Other revenue	36	30	115	144
Total revenue	14,016	15,721	39,322	47,718

Cost of sales	4,768	5,310	13,913	16,613
Gross profit	9,248	10,411	25,409	31,105

Gross profit %	66.0%	66.2%	64.6%	65.2%

Operating expenses
General and administrative	3,042	4,228	10,293	12,866
Sales and marketing	5,270	6,685	15,578	19,499
Research and development	176	203	529	675
Total operating expenses	8,488	11,116	26,400	33,040

Income (Loss) from operations	760	(705)	(991)	(1,935)

Other (expense) income
Interest expense	(2,097)	(1,185)	(5,258)	(4,504)
Other (expense) income	-	34	-	(109)
Total Other (Expense)	(2,097)	(1,151)	(5,258)	(4,613)
Net Loss Before Provision for Income Taxes	(1,337)	(1,856)	(6,249)	(6,548)

Provision for income taxes
Current and deferred	(23)	(23)	(68)	(68)
Net Loss	$(1,360)	$(1,879)	$(6,317)	$(6,616)

Net loss per share:
Basic	$(0.10)	$(0.14)	$(0.48)	$(0.50)
Dilutive	$(0.10)	$(0.14)	$(0.48)	$(0.50)

Shares used in the computation:
Basic	13,231,823	13,161,762	13,210,386	13,164,694
Dilutive	13,231,823	13,161,762	13,210,386	13,164,694

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2020	2019
Operating activities:
Net loss	$(6,317)	$(6,616)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,658	2,338
Gain on disposal of fixed assets	(307)	(27)
Non-cash interest	5,245	4,467
Non-cash rent expense	12	16
Stock-based compensation	726	256
Provision for reserve on accounts receivable	296	453
Provision for excess and obsolete inventory	429	517

Changes in operating assets and liabilities:
Accounts receivable	2,463	417
Inventories	(4,999)	760
Prepaid and other assets	(890)	240
Accounts payable	626	(4,216)
Accrued liabilities	(589)	1,053
Net cash used in operating activities	(1,647)	(342)
Investing activities:
Purchases of property and equipment	(907)	(403)
Proceeds from sale of fixed assets	173	241
Net cash used in investing activities	(734)	(162)
Financing activities:
Payments on financing leases	(115)	(395)
Costs associated with Second Amended and Restated Credit Agreement	-	(149)
Net cash used in financing activities	(115)	(544)

Net change in cash and cash equivalents	(2,496)	(1,048)
Cash and cash equivalents at beginning of period	5,237	6,797
Cash and cash equivalents at end of period	$2,741	$5,749